SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14 INFORMATION
Proxy Statement Pursuant To Section 14(A) Of The Securities Exchange Act of 1934
Filed by the registrant ☐
Filed by party other than the registrant ☑
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
CAREER EDUCATION CORPORATION.

(Name of Registrant as Specified in Its Charter)
BOSTIC R STEVEN

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid

☐       Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

The following are materials distributed to Institutional Shareholder Services, Inc. and certain stockholders of Career Education Corporation by Steve Bostic on April 26, 2006:

Career Education Corporation Annual Meeting May 18, 2006 Presentation to ISS Solicitation by Steve Bostic & His Nominees VOTE THE BLUE PROXY

Safe Harbor Statement This presentation contains certain "forward-looking statements," as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us that we believe to be accurate and certain assumptions we have made about future events from the information currently available to us. These statements and assumptions are subject to risks and uncertainties that could cause Career Education Corporation's actual growth, results of operations, performance, and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. These risks and uncertainties, the outcomes of which could materially and adversely affect Career Education Corporation's financial condition and operations, include, but are not limited to: risks related to Career Education Corporation's ability to comply with, and the impact of changes in, legislation and regulations that affect Career Education Corporation's ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, Securities and Exchange Commission, Justice Department and Department of Education investigations, and class action, derivative, Qui Tam, and other lawsuits; costs and potential impact of the investigation conducted by the special committee of Career Education Corporation's Board of Directors into allegations of securities laws violations against Career Education Corporation; risks related to Career Education Corporation's ability to comply with accrediting agency requirements or obtain accrediting agency approvals; costs and difficulties relating to the integration of acquired businesses; competition, general economic conditions, and other risk factors relating to Career Education Corporation's industry and business, as discussed in its Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in other reports filed with the Securities and Exchange Commission. Mr. Bostic and the other Participants assume no obligation to update these forward looking statements.

CEC is Troubled Business as usual is not working at CEC Need shareholder mandate to establish new level of board oversight Re-establish regulatory compliance Hold management accountable for performance New, effective leadership required to restore academic integrity and resolve SACS probation Enterprise-wide transformation necessary to improve performance over the long term We have a plan and the leadership skills to execute it

"Black Clouds" Negatively Impact Share Price 11/17/03 Wrongful Termination Lawsuit 12/05/03 Complaint to Accreditor (ACICS) 12/03-7/04 Class Action (6) and Derivative (3) Lawsuits* 1/07/04 SEC Launches Informal Inquiry 6/22/04 SEC Launches Formal Investigation* 6/30/04 Warning Status by Accreditors (SACS) 7/02/04 Probation by Accreditor (ACCJS) 7/30/04 ERISA Class Action Lawsuit 8/25/04 DOJ Investigation Commences 1/06/05 CEC Closes Two Campuses 1/30/05 60 Minutes Expose of CEC and Education Industry 2/15/05 Restatement of 2003 Earnings 4/01/05 Amended Securities Class Action Complaint 5/06/05 NJ Dept of Labor and Workforce Development issued show-cause for CEC school to continue operations 06/05 Department of Education Initiates Investigation of CEC 10/21/05 TX Higher Ed. Coordinating Board gives TX Culinary Academy 90 days to remediate 07/20/05 Bureau of Consumer Protection of the Office of Attorney General in Pennsylvania begins review of business practices 12/06/05 SACS Places AIU on Probation 2006 CEC agrees to discontinue student loan practices in Penn. Black Clouds after 2005 CECO Annual Meeting *Resolution Pending

Send a Strong Message to Management Steve Bostic Chairman and CEO of AIU before acquisition by CECO Chairman, White Oaks Capital LLC Former Presbyterian College Trustee Dean's Advisory Council of Indiana University School of Business James E. Copeland, Jr. Former CEO Deloitte & Touche LLP Director Coca-Cola Enterprises, ConocoPhillips & Equifax Georgia State University Global Scholar US Chamber of Commerce Senior Fellow on Corporate Governance R. William Ide Former American Bar Association President Partner McKenna Long & Aldridge Special Counsel to US Olympic Committee - Salt Lake City Selection Committee scandal Clark Atlanta University Board Member Elect our slate

The Current Board is Ineffective in Directing Management Current performance problems caused by Flawed leadership Flawed policies Flawed management structure Stockholders no longer have confidence in CECO Share price P/E is severely depressed Operating costs significantly exceed industry peer group Enrollment is restricted due to SACS probation Profitability growth has declined Immediate Corrective Action By Stockholders Is Required

CEC's P/E Ratio Trails Peer Companies Source: Bloomberg Q2 Q1 Q1 Q4 Q3 Q4 Q3 Q2 Q1 2006 (estimated as of 3/31/06) 2005 2004 DV STRA ESI EDMC COCO APOL CEC CEC's 15.7 P/E ratio is significantly below the industry average At the Peer P/E average of 27, CEC's share price would exceed $60

Education Peer Group Performance CECO STRA APOL ESI EDMC COCO DV Gross Profit Margin 0.691006 0.650909 0.584386 0.522759 0.371705 0.444303 0.439777 Operating Income Margin 0.181402 0.339509 0.316615 0.242233 0.16539 0.116588 0.05276 Est. P/E As of 4/21/06 15.7 30.1 20.4 22.9 27.0 29.1 34.8 FY 2005 Source: Bloomberg

CEC Profit Improvement Opportunity CECO STRA APOL Gross Profit Margin 0.691006 0.650909 0.584386 Operating Income Margin 0.181402 0.339509 0.316615 Est. P/E As of 4/21/06 15.7 30.1 20.4 FY 2005 Source: Bloomberg

CEC Profit Improvement Opportunity CECO STRA APOL Gross Profit Margin 0.691006 0.650909 0.584386 Operating Income Margin 0.181402 0.339509 0.316615 Est. P/E As of 4/21/06 15.7 30.1 20.4 51% 26% 21% Source: Bloomberg

High student marketing, recruiting, and admissions costs exist due to duplicative expenses required to offset CEC's high drop outs High employee turnover causes inefficiencies and high costs to replace and train "front-line" employees CEC's high cost, multi-layered organization structure is highly inefficient and ineffective in managing the business CEC's Excessive Operational Costs Are Due to Ineffective Leadership Source: Chronicle of Higher Education (1/13/06); Interviews with former CEC Management; Mr. Bostic's experience as CEO of AIU

Enterprise Transformation Plan Overview We propose to adopt and implement an "Enterprise Transformation" plan to effectively improve CEC's quality and cost issues, both in the short and long term. The plan is composed of four mission-critical components to address the many problems that plague CEC today and pave the way for sustained "peer-leading" performance.

Building a Quality Leader and Low-Cost Producer Low-Cost Producer Low-Cost Producer

Enterprise Transformation Plan Pursue & Implement Quick Hit Improvements Develop Transformation Plan Conduct Current State Assessment Develop New Vision & Targets Conduct Training & Change Management Design Build Implement Communicate with Stakeholders (Owners/Investors, Regulating Bodies, Students, Staff, etc.) Monitor and Measure Progress 1 month 1 month 1 month 9+ months Estimated Timing: Pursue & Implement Quick Hit Improvements Finalize Enterprise Transformation Plan Conduct Current State Assessment Develop New Vision & Targets Conduct Training & Change Management Design Build Implement Communicate with Stakeholders (Owners/Investors, Regulating Bodies, Students, Staff, etc.) Monitor and Measure Progress Methodology

Enterprise Transformation Plan From To High Dropouts High Student Graduation Rate High Employee Turnover Motivated Faculty & Staff High Cost Centralized Administration Cost Efficient Regional Centers of Excellence (COE) "School-Based" Academics State-of-the-art "hybrid" curriculum & faculty training High Cost Tuition High Student ROI High Stock Volatility Consistent Performer Paradigm Shift Source: Chronicle of Higher Education (1/13/06); Interviews with Former CEC Management; Mr. Bostic's experience as CEO of AIU

Design and Deploy Regional Centers of Excellence (COE's) Shared Services & Continuous Quality Improvement Student Recruiting Student Services Student Success Regional Education Centers of Excellence Student Academics Student Academic Focus

Improve Quality of Education and Achieve "Peer-Leading" Performance Achieve "Peer-Leading" Performance Achieve "Peer-Leading" Performance Centralized

Install a Team-based Recruiting and Enrollment Model and Enrollment Model and Enrollment Model

Revamp CEC's On-line & Classroom Curriculum and Faculty Training Curriculum and Faculty Training Curriculum and Faculty Training "Hybrid" Curriculum Redesign Model

NEW CURRICULUM FORMAT School of eDesign & Multimedia School of Health Services Business Administration (BBA, AA, MBA) Fashion Design (BFA, AA) Fashion Marketing (BFA, AA) Fashion Marketing & Design (BFA) Interior Design (BFA, AA) Media Production (BFA, AA) Visual Communication (BFA, AA) Global Technology Mgmt (MBA) Enterprise Management (BBA) Information Technology (MIT) Information Technology (BIT) Fashion Design & Marketing Interior Design Media Prod Visual Comm School of Technology & eBusiness Information Technology eBusiness Classroom & On Line Platforms Business Admin Medical Technologies Nursing Services Genetic Counseling School of Culinary Art Le Cordon Bleu Proposed COE Academic Program Overview

CEC's Estimate Cost of Attrition Students Lost 10,000 Average Annual Tuition1 $20,000 Revenue Lost For the Year $200 Million Estimated Cost to Replace Student ($5000/student) $50 Million Estimated Gross Margin Lost (69%)2 $173 Million Earnings Lost (after tax) $107 Million EPS Lost (10,000 students) $1.09 Source: 1. CEC 10-K 2. Bloomberg Estimated Cost of Losing 10,000 Students

SACS "Probation" Must be Removed! Present the Enterprise Transformation Plan to SACS for review and comment Implement the AIU "COE" plan at the main campus in Atlanta Appoint three highly qualified CEC Board members to AIU Board Appoint a highly qualified AIU President and CEO (based in Atlanta) Request additional time to complete the SACS Peer Review process

CEC's Illusory Governance Changes What Stockholders Got From Management Poison pill expired but could be reinstated by Directors without vote Proposed Board declassification to be completed in 2008 Proposed 66 2/3% of stockholders needed to call stockholder meeting Stockholder Demands at 2005 Annual Meeting Repeal the poison pill Fully declassified board in 2006 33 1/3% of stockholders needed to call a special meeting

2005 CEC Peer Pro-forma* Money CEC "Left on the Table" CEC Peer Pro-forma CEC Peer Pro-forma 2005 CEC Revenue $2.0 Billion APOL/STRA Avg. Profit after Tax (20%) $400 Million CEC EPS Potential $4.00 Share Price at 27 P/E Peer Average $108 Comparison to CEC Actuals Comparison to CEC Actuals 2005 Actual Revenues $2 Billion 2005 Profit after Tax (37.4%) $234 Million 2005 EPS $2.26 Share Price @ 15.7 P/E (4/21/06) $37.43 *Based on CEC, Apollo, and Strayer 2005 Financial Reports

Absence of Progress Since 2005 Annual Meeting Since Last Year Troubles Continue AIU placed on probation In 2005, additional increase in CEO compensation and additional options granted despite 15.7% decrease in total shareholder return1 Regulatory investigations continue Legal problems continue Proposed Board Declassification Not Complete until 2008 Proposed 66 2/3% of Stockholders to Call Special Meeting Requires more stockholders to call a meeting than needed to take action at a meeting Last Year ISS Recommended & Shareholders Voted Withhold Vote Due to CEC Troubles Accreditation problems Approximately 80% increase in CEO compensation despite decrease in one year total shareholder return Regulatory investigations Legal problems Immediate Board Declassification 73.5% of shares voted, and a majority of all outstanding shares, in favor Allow 331/3% of Stockholders to Call Special Meeting 72% of shares voted, and a majority of all outstanding shares, in favor 1 As reported by Bloomberg, April 24, 2006

Vote to Protect the Future of your Investment CEC needs new leadership and direction Business as usual has not worked Decisive action is needed NOW to restore academic integrity and shareholder value Vote the BLUE PROXY today to elect experienced, capable leaders to the CEC board